Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the inclusion in this registration statement on the Post-Effective Amendment NO. 1 to Form S-1 of DelMar Pharmaceuticals, Inc. of our report dated March 6, 2014 relating to the financial statements of DelMar Pharmaceuticals, Inc., which appears in the Post-Effective Amendment NO. 1 to Form S-1. We also consent to the references to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
April 17, 2014